UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2011
(Amendment 1: June 9, 2011)

Inca Global, Inc
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-50461	27-2787079
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2421 Fenton St. Chula Vista CA	91914
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 619-752-6766

Accelerated Acquisitions XI, Inc.
(Former name or former address, if changed since last report)

1840 Gateway Drive, Suite 200, Foster City, CA 94404
(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with  Eco Global Corp. a Nevada Corporation (“Licensor”) pursuant to discussion between the Company’s Chief Executive Officer (CEO) Daniel D. Correa and  Eco Global Corps board of directors  that lead to the Company being granted an, exclusive license for certain territories for intellectual property INCABLOCK™ developed by Licensor, principally comprising of a unique intellectual property for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without any mortar (the “Technology”).  The license includes the use of US patent No. 7,305,803 with an expiration date of May 16, 2025 and Trademarks under serial No.77/439,024. The Company, with the IncaBlock technology, intends to  design, manufacture and market customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints.

The term of the Licensing Agreement and of the rights, authorities and licenses granted to the Licensee pursuant to the Licensing Agreement for (i) the Technology, (ii) any improvements of or to the Technology, or (iii) any product which embodies the Technology or such improvements shall commence upon execution of this Agreement and continue for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.

 Pursuant to the Licensing Agreement, Eco Global granted the Company the following rights for $100,000 dollars that was owed to Mr. Correa for services rendered to Eco Global;

Licensor granted to Licensee an exclusive, non-transferable, license for use in the Territory (worldwide rights), with a limited right of sublicense to allow the Licensee to use the Intellectual Property to make, use, and apply the Technology in the course of Licensee’s business, which, in the absence of the License, would infringe Licensor’s intellectual property. Except for the rights granted pursuant to the License, Licensor shall retain all rights, title and interest to the Technology and any improvements thereto—although the License includes the Company’s right to utilize such improvements. The Licensee shall be responsible for all of the testing and improvements to the Technology and Licensor shall retain all rights to the Improvements, but such Improvements shall also be a part of the License. Licensee shall have the right to offer limited royalty-bearing sublicenses to third parties where such third parties are in a position to commercialize the Technology in ways that Licensee cannot accomplish in a competitive manner.  Licensee shall pay Licensor two percent (2.0%) of all royalties and fees received from such third parties and Licensee shall pay Licensor a royalty of three percent (3%) of all gross revenues resulting from the use of the Technology by Licensee, except as otherwise modified in writing.

The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the Technology and offer the services facilitated by any Licensed Products. Giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

 Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Prior to this License Agreement the Company’s CEO Daniel D. Correa was CEO of Eco Global Corp. from November 2008 through January of 2011pursuent to an agreement entered into by Incablock International LLC. (“Inca”), a company controlled by Mr. Daniel D. Correa and Mr. Lorenzo Correa inventors of the INCABLOCK technology Patent No. 7,305,803.  On November 4, 2008, Eco Global and Inca entered into and closed an Assignment Agreement pursuant to which Inca transferred and assigned the Patent to the Eco Global in consideration of 20,000,000 shares of common stock for an aggregate purchase price of $1.00 per share and 2% of the net sale price of all products manufactured by the Company using the technology in the Patent and then sold or disposed of. As a result of the acquisition of the Patent, Eco Global’s business focused on selling licenses, developing INCABLOCK™ manufacturing facilities for licensee’s, related engineering, training and marketing support of the INCABLOCK™ licensed systems.

Pursuant to just over two years of trying to License the Eco Global Patent Mr. Correa and Inca used 7,000,000 of the 20,000,000 shares received for debt financing collateral and the remaining shares were given to Mr. Howard Behling and his associates, who assisting the company with potential sales but have been unsuccessful to date. Due to unsuccessful attempts to finance Eco Global it ceased to be a fully reporting company to the SEC.  As of January 2011, Mr. Corrrea and Inca hold no interest in Eco Global. The material different between Inca Global and Eco Global is that the Company will design, manufacture, promote and sell the individual INCABLOCK™ verses Eco Global’s business model of designing new types of blocks and selling licenses for intellectual property as it has done with the Company to collect a royalty.

A copy of the License Agreement is attached as Exhibit 10.1

Item 5.06      Change in Shell Company Status.

Prior to the Company’s entry into a unique business of designing, manufacturing and marketing customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a “kit system” of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints typically purchased by individual entities through the execution of the License Agreement and the development of sales channels in connection therewith as described in Item 1.01 above, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into this agreement and undertaking efforts to begin manufacturing and product distribution operations, we ceased to be a shell company.  There has not, however, been a change of control of our company.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Accelerated Acquisitions XI, Inc.”, "we", "our", the "Company" and similar terms refer to Accelerated Acquisitions XI, Inc., a Delaware corporation.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception May 4, 2010, Accelerated Acquisitions XI, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On March 7, 2011, Daniel Correa, PhD. agreed to acquire 22,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  In addition, under a separate Consulting Services Agreement entered into on the same day (which is described below), AVP received an option pursuant to the Consulting Services Agreement to purchase 1,500,000 shares of the Company’s common stock for a price of $0.0001 per share, which AVP immediately exercised. The 1,500,000 shares purchased under option by AVP are subject to repurchase by the Company therefore new shares were issued and a portion of the AVP shares issued May 4, 2010 were tendered.  Following these transactions, Daniel Correa, PhD, owned 88.2% of the Company’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 11.8% of the total issued and outstanding shares.  Simultaneously with the share purchase, Daniel Correa, PhD was appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

Prior to the purchase of the shares, Daniel Correa, PhD.  was not affiliated with the Company. However, Daniel Correa, PhD.  will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by Daniel Correa, PhD. was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.  The Company  filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “IncaGlobal Inc.” that went affective April 6, 2011.

On March 7, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:
.
● Milestone	1 - Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $5 million in available cash from funding;

● Milestone	2 - Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);
and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $800,000 unless AAV receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On March 11, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Eco Global Corp. a Nevada Corporation (“Licensor”) pursuant to which the Company was granted an, exclusive license for certain territories for intellectual property developed by Licensor, principally comprising of a unique intellectual property INCABLOCK™ for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without any mortar (the “Technology”).  The license includes the use of US patent No. 7,305,803 with an expiration date of May 16, 2025 and Trademarks under serial No. 77/439,024. The Company, with the IncaBlock technology, intends to license the ability to design, manufacture and market customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints.(see Item 1.01, above).

Accelerated Acquisitions, XI, Inc. is an emerging growth company that has licensed technology to entry into a unique business business of designing, manufacturing and marketing customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a “kit system” of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints.

TECHNOLOGY

The Company licensed a proprietary technology known as INCABLOCK™ Construction System to establish a business that specializes in pre-manufactured houses, as well as commercial and industrial structures. These opportunities will be offered through strategic joint ventures and licensing for manufacturing and or marketing. The Company intends to focus first in Mexico, followed by the USA and subsequently other countries.

OVERVIEW

The Company licensed a unique intellectual property (the Patent) for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without  mortar. The Company initially intends to generate revenue by designing, selling and contract manufacture customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints. The Company may also evaluate licensing opportunities worldwide whereby the Company may assist a licensee in  developing a plant for the production of the block to  market prefabricated buildings using the technology covered under the Company’s licensed patent. Furthermore, to provide a strong, innovative construction system with which to construct housing developments and commercial buildings, e.g. warehouses, hangars, etc.

THE PATENT AND TRADEMARK

The licensor submitted a patent application to the United States Patent and Trademark Office on September 18, 2000 and subsequently an improvement filing was made in 2003. The inventors are Mr. Daniel D. Correa and Mr. Lorenzo Correa. The Patent letter was granted on December 11, 2007 with the Patent No. 7,305,803 with an expiration date of May 16, 2025. Trademark applications were filed on April 3, 2008 (serial No. 77/439,024) for INCABLOCK™.

PRODUCT DESCRIPTION

The Company, with the INCABLOCK™ technology, will design, manufacture, market and license customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a “kit system” of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints. The first three model homes were produced in 2007 and a limited amount of other samples have been produced to date. Below are features of the INCABLOCK™ system that the Company believes set it apart from other block systems or standard construction:

●	The INCABLOCK™ product line offers more than six different modular blocks in different thicknesses (4”-6”-8”-12”) that can be versatile to accommodate a total modular construction project.

●
Interlocking capabilities on all contact faces, each block forms a dilatation joint in each contact face of the block (top-bottom-left side-right side), increasing the flexibility to resist earthquakes and high winds.

●
Mortar-less, it does not require mortar as its design includes an interlocking tongue and groove system that allows an easy assembly; they can be grouted inside their cells when dictated by the structural plans.

●	Self-alignment capabilities-all blocks of the system are component to each other and can only be fit in one-way position.

●	Per conventional square meter is quicker to assemble than standard construction methods.

●	Hollow cells in their block interior allows the passage of re-bars, insulation materials, cables, pipes for utilities and grout when needed.

●	Unskilled labor rated, after the first course is grouted to the flooring structure, the blocks are just assemble together.

●	Fire resistant. Since concrete blocks do not support combustion and their mass transfer’s heat slowly their fire resistance is very high.

●	Sound control, especially important in multi-unit housing, commercial and industrial applications, and excellent sound barrier for populated areas with highways.

●	Attractive finishes. Perfectly aligned blocks with no mortar provide a better surface for applying decorative finishes by brush, towel, or spray, in some areas may be left expose.

●
Pre-manufactured kit for houses and buildings with all the necessary modular pieces including blocks with self contained electrical and plumbing outlets, window molding and sills, cornices, dentils, etc.

 MARKETING

The market for factory-built housing is affected by a number of factors, including the availability, cost and credit underwriting standards of consumer financing, consumer confidence, employment levels, general housing market and other economic conditions and the overall affordability of factory-built housing versus other forms of housing. In addition, demographic trends such as changes in population growth and competition affect demand for housing products. Interest rates and the availability of financing also influence the affordability of factory-built housing.

The Company believes the segment of the housing market in which manufactured housing is most competitive includes consumers located in developing countries and lower class consumerism in the United States. The comparatively low cost of manufactured homes attracts these consumers. People in rural areas, where fewer housing alternatives exist, and those who presently live in factory-built homes, also make up a significant portion of the demand for new factory-built housing.

The Company initially intends to generate revenue by designing, selling and contract manufacture customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints. The Company may also evaluate licensing opportunities worldwide whereby the Company may assist a licensee in  developing a plant for the production of the block to  market prefabricated buildings using the technology covered under the Company’s licensed patent

In the past, a number of factors have restricted demand for factory-built housing, including in some cases, less-favorable financing terms compared to site-built housing, the effects of restrictive zoning on the availability of certain locations for home placement and, in some cases, an unfavorable public image. Certain of these adverse factors have lessened considerably in recent years with the improved quality and appearance of factory-built housing.

COMPETITION

The main competition that is found outside North America is the standard cinder block construction that requires to be grouted in place and is done by specialized labor, the competition in the US and Canada is conventional stick built homes, mobile homes, and manufactured homes. Additional factors affecting the decision of choosing building materials would be the area, the availability of the building material, the available of craftsmanship, local labor cost, import taxes, and local financing acceptance.

GOVERNMENT REGULATIONS

 Portions of our business are heavily regulated by federal, state and local environmental regulations, including those promulgated under the Environmental Protection Agency. These federal, state and local environmental laws and regulations govern the discharge of hazardous materials into the air and water, as well as the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites. Our businesses may involve working around and with volatile, toxic and hazardous substances and other regulated substances.  We are not aware of any federal, state or local environmental laws or regulations that will materially affect our earnings or competitive position, or result in material capital expenditures; however, we cannot predict the effect on our operations of possible future environmental legislation or regulations. Further, every county or city that we will operate in will have a building code that must be followed which includes special requirements for earthquakes, hurricanes or tornados.

EMPLOYEES

 We currently have one employee who is full-time. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated June 30, 2010, our independent auditors stated that our financial statements for the period from inception May 4, 2010 through June 30, 2010 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

 We were formed in May, 2010 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

 The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

 We are a development stage company and are substantially dependent on a third party

The Company is a development stage Company and is currently substantially dependent upon technology licensed from Eco Global Corporation.  Moreover, since demand for custom building materials has not, to the Company’s knowledge, been effectively addressed by others on a global basis, Management believes, but cannot assure, that it has an opportunity and both the capability and experience to be successful in its endeavor to generate savings for purchasers of custom building materials in its target markets.

We have no profitable operating history and May Never Achieve Profitability

 From inception (May 4, 2010) through December 31, 2010, the Company has an accumulated deficiency during the development stage of $1,800 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We have a need to raise additional capital

The Company will require significant additional financing in order to meet the milestones and requirements of its Business Plan and avoid discontinuation of the License.  Funding would be required for staffing, marketing, public relations and the necessary research precedent to expanding the scope of its offering to include the global market. The Company intends to seek an aggregate of $10,000,000 in 2011 and 2012; however there is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for purchases of building materials and homes by commercial enterprises and achieve its Business Plan. Neither the Company nor any of its advisors or consultants has significant experience in raising funds similar to the $10,000,000 estimated to be required.

The Company’s Management and its advisors lack meaningful experience in the marketing of the Licensed building material products

In view of the fact that the marketing of the Company’s licensed building material products is a new business and there are no known comparable models in the market, the Company lacks the specific experience to implement its business plan.  While the Company will seek to obtain resources which will support its marketing activities, there is no assurance that this lack of experience will not negatively affect the Company’s implementation of its business plan and prospects for growth and ultimate success.

Dependence on our Management, without whose services Company business operations could cease.

 At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

 Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

 At this time, one officer and director  devotes their full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. With only one fulltime devoted officer and director the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without a full-time devoted management team, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

 Our current officers and directors currently own 22,350,000 shares of our common stock, representing approximately 89% of the voting control of the Company. Our current officers and directors therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

 Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 31, 2010. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

 We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve sales in order to cover our operating expenses and achieve sustainable profitability. Without such sales, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for building services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with one full-time employee. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of March 10, 2011, 25,350,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below prior investment valuations, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the value of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. We do not have a dedicated full time Chief Financial Officer, which we intend to employ within the next twelve months. Additionally, our board of directors has not designated an Audit Committee and we do not presently have any outside directors.  We intend to attract outside directors once the Company commences full operations, and to designate an Audit Committee from such outside directors. There is no guarantee that such projected actions will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it may ultimately trade is likely to fluctuate significantly and may not reflect the actual value of the stock.

 Our common stock is subject to the Penny Stock Regulations

Once it commences trading (if ever) our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no “market price” and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We Are A New Venture With No Operating History

The Company was recently organized and only recently shifted its focus to the construction industry. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have no operating history upon which you may evaluate our operations and prospects. Our limited operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our proposed operations.  Our potential success must be evaluated in light of the problems; expenses and difficulties frequently encountered by new businesses in general and particularly in the manufacturing and construction industry of masonry products.

Lack of Proven Business Model

To date, we have not generated any significant sales.  There can be no assurance, however, that the implementation of such a plan, or that the implementation of the overall business plan developed by management, will result in a viable business generating revenue or that if it does result in sales, that such sales will necessarily translate into profitability.  Failure to properly develop the Company’s plan of expansion will prevent the Company from generating meaningful product sales.

Tight credit standards and loan terms, curtailed lending activity, and increased interest rates among consumer lenders could reduce our sales, if any. If consumer financing were to become further curtailed, sales may not develop.

The consumers who will buy our homes or the developers that use our technology may use secured consumer financing from third party lenders. The availability, terms and costs of consumer financing depend on the lending practices of financial institutions, governmental regulations and economic and other conditions, all of which are beyond our control. Manufactured home consumer financing is at times more difficult to obtain than financing for site-built and modular homes.

The poor performance of portfolios of manufactured housing consumer loans in past years has made it more difficult for industry consumer finance companies to obtain long-term capital. As a result, consumer finance companies have curtailed their industry lending and many have exited the manufactured housing market. Additionally, the industry has seen certain traditional real estate mortgage lenders tighten terms or discontinue financing for manufactured housing.

 If consumer financing for manufactured homes were to be further curtailed, we may not be able to develop sales and our operating results and cash flows would suffer.

If we are unable to establish or maintain relationships with licensees, we may not be able to develop sales and our operating results and cash flows could suffer.

 We may not be able to establish relationships with licensees or maintain good relationships with licensees. Even if we do establish and maintain relationships with independent licensees, these licensees are not obligated to sell our manufactured homes exclusively, and may choose to sell our competitors’ homes instead. The licensees with whom we may develop relationships with can cancel these relationships on short notice. In addition, these parties may not remain financially solvent, as they are subject to the same industry, economic, demographic and seasonal trends that we face. If we do not establish and maintain relationships with solvent independent retailers in the markets we serve, sales in those markets could decline and our operating results and cash flows could suffer.

The factory-built housing industry is very competitive. If we are unable to effectively compete, our growth could be limited, our sales may not materialize and our operating results and cash flows could suffer.

The factory-built housing industry is highly competitive at both the manufacturing and retail levels, with competition based, among other things, on price, product features, reputation for service and quality, merchandising, terms of retailer promotional programs and the terms of consumer financing. Numerous companies produce factory-built homes in our markets. Some of our manufacturing competitors have captive retail distribution systems and consumer finance operations. In addition, there are independent factory-built housing retail locations in most areas where we intend to sell our products. Because barriers to entry to the industry at both the manufacturing and retail levels are low, we believe that it is relatively easy for new competitors to enter our markets. In addition, our products compete with other forms of low to moderate-cost housing, including site-built homes, panelized homes, apartments, townhouses and condominiums. If we are unable to effectively compete in this environment, our manufacturing shipments and retail sales could be reduced. As a result, our sales could decline and our operating results and cash flows could suffer.

 If the factory-built housing industry is not able to secure favorable local zoning ordinances, our sales, if any, may not materialize and our operating results and cash flows could suffer.

Limitations on the number of sites available for placement of manufactured homes or on the operation of manufactured housing communities could reduce the demand for manufactured homes and our sales, if any. Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, some property owners have resisted the adoption of zoning ordinances permitting the use of manufactured homes in residential areas, which we believe has restricted the growth of the industry. Manufactured homes may not receive widespread acceptance and localities may not adopt zoning ordinances permitting the development of manufactured home communities. If the manufactured housing industry is unable to secure favorable local zoning ordinances, our sales could decline and our operating results and cash flows could suffer.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

 We compete primarily with well-established companies, many of which we believe have greater resources than the company.  We believe that barriers to entry in the new construction of houses services sector are not significant and start-up costs are relatively high, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively similar cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception May 4, 2010 through December 31, 2010 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

The Company licensed a unique intellectual property (the Patent) for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without  mortar. The Company initially intends to generate revenue by designing, selling and contract manufacture customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints. The Company may also evaluate licensing opportunities worldwide whereby the Company may assist a licensee in  developing a plant for the production of the block to  market prefabricated buildings using the technology covered under the Company’s licensed patent. Furthermore, to provide a strong, innovative construction system with which to construct housing developments and commercial buildings, e.g. warehouses, hangars, etc..

On March 11, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with  Eco Global Corp. a Nevada Corporation (“Licensor”) pursuant to discussion between the Company’s Chief Executive Officer (CEO) Daniel D. Correa and  Eco Global Corps board of directors  that lead to the Company being granted an, exclusive license for certain territories for intellectual property INCABLOCK™ developed by Licensor, principally comprising of a unique intellectual property for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without any mortar (the “Technology”).  The license includes the use of US patent No. 7,305,803 with an expiration date of May 16, 2025 and Trademarks under serial No.77/439,024. The Company, with the IncaBlock technology, intends to design, manufacture and market customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints.

The term of the Licensing Agreement and of the rights, authorities and licenses granted to the Licensee pursuant to the Licensing Agreement for (i) the Technology, (ii) any improvements of or to the Technology, or (iii) any product which embodies the Technology or such improvements shall commence upon execution of this Agreement and continue for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.

 Pursuant to the Licensing Agreement, Eco Global granted the Company the following rights for $100,000 dollars that was owed to Mr. Correa for services rendered to Eco Global:

Licensor granted to Licensee an exclusive, non-transferable, license for use in the Territory (worldwide rights), with a limited right of sublicense to allow the Licensee to use the Intellectual Property to make, use, and apply the Technology in the course of Licensee’s business, which, in the absence of the License, would infringe Licensor’s intellectual property.  Except for the rights granted pursuant to the License, Licensor shall retain all rights, title and interest to the Technology and any improvements thereto—although the License includes the Company’s right to utilize such improvements. The Licensee shall be responsible for all of the testing and improvements to the Technology and Licensor shall retain all rights to the Improvements, but such Improvements shall also be a part of the License. Licensee shall have the right to offer limited royalty-bearing sublicenses to third parties where such third parties are in a position to commercialize the Technology in ways that Licensee cannot accomplish in a competitive manner.  Licensee shall pay Licensor two percent (2.0%) of all royalties and fees received from such third parties and Licensee shall pay Licensor a royalty of three percent (3%) of all gross revenues resulting from the use of the Technology by Licensee, except as otherwise modified in writing.

The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the Technology and offer the services facilitated by any Licensed Products. Giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application. (see Item 1.01, above).

Licensee and Licensor shall immediately notify each other of all unauthorized uses, infringements, imitations and any other claims against the interests of Licensor and Licensee and assist each other in the enforcement of trade-mark, copyright, patent and industrial design protection relating to the Intellectual Property. Each of Licensor and Licensee shall have the right, but not the obligation, to decide whether to take action against infringements and imitations or defend against any action with respect to the Intellectual Property, and Licensee shall cooperate in any such action or defense.  Licensee and Licensor shall be required to use industry standard non-disclosure agreements or mutually acceptable non-disclosure agreements when dealing with third parties in order to safeguard and protect Intellectual Property.

Going Concern

We were a shell company from May 4, 2010 until our entry into the building supply business in March, 2011.  We have incurred net losses of approximately $1,800 since inception through December 31, 2010.  At December 31, 2010 we had approximately $200 in cash and approximately $0 other assets and our total liabilities were approximately $0.  The report of our independent registered public accounting firm on our financial statements form inception through June 30, 2010 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the period ended December 31, 2010

The Company was incorporated on May 4, 2010, and as such had no meaningful results of operations for the period ended December 31, 2010.

During the period from inception (May 4, 2010) through December 31, 2010, we had no revenues and recognized expenses of $1,800 which primarily comprised professional and legal fees and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of December 31, 2010, the Company had cash on hand of $200 and had total current liabilities of $0.  Form the time of inception May 4, 2010 through December 31, 2010, we incurred expenses of approximately $1,800 as a result of professional fees required for the compliance of our financial reporting.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 2421 Fenton St. Chula Vista, CA 91914.  The Company’s telephone number is 619-752-6766.  The Company’s fax number is 650-378-1399.  The Company’s website is www.incaglobal.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 10, 2010, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned

Daniel Correa PhD.	22,350,000	89%
123 Worthington St. Spring Valley, CA 91977

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404	3,000,000	11%
___________

(1) This table is based upon 25,350,000 shares issued and outstanding as March 10, 2011.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) Timothy Neher is founder and Managing Partner of Accelerated Venture Partners, LLC and holds voting and dispositive power for these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Daniel Correa PhD.	58	Director, CEO, CFO, Treasurer

Dr. Correa servers as Chief Executive Officer , President, Secretary, Treasurer and sole director of the Company. He served as Chief Executive Officer of Eco Global Corporation, from 2008 to January 2011 a publicly traded company and owner of a patented construction system utilized in the manufacturing of housing and commercial buildings, the company offers licenses for manufacturing and or marketing in the USA. . From 2000 through 2007, Dr. Correa served as the Managing Member of INCABLOCK, LLC., a Delaware LLC, which performed research and development for the Incablock Construction System.  INCABLOCK, LLC was dissolved in 2007 and the patent was transferred to Incablock International, LLC in 2008.  In 2008, Dr. Correa has served as the Managing Member where he has been actively marketing the “Block Construction System”.  During 2007 and 2008, Dr. Correa also served as the Managing Member of INCA GROUP, LLC, A Nevada LLC and resigned in August 2008.  From 2004 to 2007, Dr. Correa, served as the President of CARD MART PLUS USA, INC., a Nevada Corporation focused on the development and resale of pre-paid debit cards.  From 2007 through March 2008, Dr. Correa served on the board of directors of HOMETREND, INC., a Nevada Corporation.

Timothy Neher was the Founder, President, Secretary, Treasurer and sole director of the Company from its founding in May 2010 through March 7, 2011 when Mr. Neher resigned his positions. Mr. Neher is the founding partner of Accelerated Venture Partners, LLC, a private venture capital firm based in Foster City, California, and has over 15 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy is the acting Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting company since 2009. Mr. Neher is also Director of Pinpointed Solutions Inc. a private company since 2008, Director of Ipaypod Inc., a private company since 2007 and Director of Internet Card Present, Inc., a private company since 2007. He is also the President, Secretary and sole director of following public reporting companies: Accelerated Acquisitions IV, Inc., Accelerated Acquisitions XI, Inc., Accelerated Acquisitions XII, Inc., Accelerated Acquisitions XIII, Inc. and Accelerated Acquisitions XIV, Inc.  Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and Chief Executive Officer of Wherify Wireless, a private to public company from 1999 to 2007.  Other past experience includes roles as VP of Marketing & Sales for CTH Consumer Plastics and VP of Operations for Windy City Product Development.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2010 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2010.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding from inception May 4, 2010 through March 10, 2011:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

Licensing Agreement.

The Company is a party to the Licensing Agreement with Eco Global Inc.  Messrs. Correa is a principal of Eco Global Inc. and officers, directors and significant shareholders of the Company.  As a result, this may not be an arms-length agreement.

Consulting Services Agreement.

The Company is a party to the Consulting Services Agreement with Accelerated Venture Partners, LLC, which is controlled by Timothy J. Neher, a shareholder of the Company.  As a result, this may not be an arms-length agreement.

Other.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

 Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On May 4, 2010, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On March 7, 2011, Daniel Correa, PhD. agreed to acquire 22,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. In addition, under a separate Consulting Services Agreement entered into on the same day (which is described below), AVP received an option pursuant to the Consulting Services Agreement to purchase 1,500,000 shares of the Company’s common stock for a price of $0.0001 per share, which AVP immediately exercised. The 1,500,000 shares purchased under option by AVP are subject to repurchase by the Company therefore new shares were issued and a portion of the AVP shares issued May 4, 2010 were tendered. Following these transactions, Daniel Correa, PhD, owned 88.2% of the Company’s 25,350,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 11.8% of the total issued and outstanding shares. Simultaneously with the share purchase, Daniel Correa, PhD was appointed to the Company’s Board of Directors. Such action represents a change of control of the Company.

Prior to the purchase of the shares, Daniel Correa, PhD.  was not affiliated with the Company. However, Daniel Correa, PhD.  will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by Daniel Correa, PhD. was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.  The Company  filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “IncaGlobal Inc.” that went affective April 6, 2011.

On March 7, 2011, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,500,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

• Milestone	1 - Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $5 million in available cash from funding;

• Milestone	2 - Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $10 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $66,667 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $400,000 is due consultant upon the achievement of Milestone 1, $400,000 and $400,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $66,667 per month. The total cash compensation to be received by the consultant is not to exceed $800,000 unless AAV receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

The Company also has the option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of March 10, 2011, there were 25,350,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefore, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the period from inception May 4, 2010 to period ended June 30, 2010 (audited by Paritz & Co., P.A.) are attached hereto as Exhibit 99.1.

(d) Exhibits

NUMBER	DESCRIPTION

3.3	Certificate of Amendment of Certificate of Incorporation

10.1	Licensing Agreement

99.1	Financial Statements (Audited) for the period from inception May 4, 2010 to period ended June 30, 2010

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inca Global Inc,

By:	/s/ Daniel Correa PhD.
Name:	Daniel Correa PhD.
Title:	Chef Executive Officer

Dated: June 9, 2011

EXHIBIT LIST

NUMBER	DESCRIPTION

3.3	Certificate of Amendment of Certificate of Incorporation

10.1	Licensing Agreement

99.1	Financial Statements (Audited) for the period from inception May 4, 2010 to period ended June 30, 2010